Exhibit 99.1

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Fusion announces that James P. Prenetta, Jr. joins the Company as Executive Vice President and General Counsel.

NEW YORK, New York -- (Marketwired) – June 3, 2014 -- Fusion (OTCQB: FSNND), a provider of integrated cloud solutions, including cloud communications, cloud connectivity, cloud computing and other cloud services ("Fusion" or the "Company"), today announced that James P. Prenetta, Jr. has joined the Company as Executive Vice President and General Counsel.  Mr. Prenetta will be responsible for all legal and regulatory matters, with a special emphasis on accelerating merger and acquisition activities.

"We are thrilled that Jim will be working with us and look forward his involvement as we build a bigger and stronger company in cloud services," said CEO Matt Rosen.  "Jim’s extensive legal experience in securities and in mergers and acquisitions will be a significant help to our veteran executive team."

Mr. Prenetta is joining the Company from Hibernia Networks, a provider of global capacity and the owner and operator of a trans-Atlantic submarine cable system and terrestrial networks throughout North America, Europe and Asia.  In his position of General Counsel and Secretary at Hibernia Networks, he was responsible for Hibernia’s legal and regulatory matters, including mergers and acquisitions, intellectual property and litigation.  During his five years at Hibernia Networks, the company grew from approximately $60 million to approximately $125 million in revenue.   Prior to joining Hibernia, he was Executive Vice President, General Counsel and Secretary at One Communications Corp., a communications services company, responsible for legal and regulatory matters, including merger and acquisition activities.  During his tenure at One Communications, the company grew from approximately $190 million to approximately $850 million, primarily through acquisitions.  Prior to that, he was Senior Vice President, General Counsel and Secretary at Viatel, Inc., an international communication services company and owner and operator of a terrestrial network in Western Europe.  While at Viatel, that company grew from a $250 million business to a $900 million business, in large part through acquisitions.  At Viatel, he was responsible for a wide range of legal, policy and compliance issues, including merger and acquisition activities.

Earlier in his career, Mr. Prenetta was an associate and Partner in the corporate and securities group at Kelley Drye & Warren LLP, New York, New York, and was an associate at the New York law firm of Mudge Rose Guthrie Alexander & Ferdon.  Mr. Prenetta received his B.A., magna cum laude, from the University of Connecticut, and his J.D. from the Columbus School of Law, Catholic University of America, Washington, D.C, where he also received a special certification in communications law and policy.

About Fusion

Fusion is a leading provider of integrated cloud solutions to small, medium and large businesses. Fusion's advanced, high availability cloud service platform enables the integration of leading edge solutions in the cloud, including cloud communications, cloud connectivity, cloud computing and additional cloud services such as storage and security. Fusion's innovative, yet proven cloud solutions lower our customers' cost of ownership, and deliver new levels of security, flexibility, scalability and speed of deployment. Fusion is a trademark of Fusion Telecommunications International, Inc. For more information, please visit www.fusionconnect.com.

Forward Looking Statements
Statements in this press release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1996. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may", "expect", "anticipate", "intend", "estimate" or "continue" or the negative thereof or other variations thereof or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. This disclosure highlights some of the important risks regarding the Company's business. These risks include the Company's ability to raise new capital to execute its comprehensive business strategy; the integration of businesses following an acquisition; the Company's ability to comply with its senior debt agreements; competitors with broader product lines and greater resources; emergence into new markets; natural disasters, acts of war, terrorism or other events beyond the Company's control; and the other factors identified by us from time to time in the Company's filings with the Securities and Exchange Commission, which are available through http://www.sec.gov. However, the reader is cautioned that our future performance could also be affected by risks and uncertainties not enumerated above.

Fusion Contact

Laura Nadal
212-389-9720
lnadal@fusionconnect.com

Michael Mason (Investors)
Allen & Caron Inc
212-691-8087
michaelm@allencaron.com